UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2011

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA		24019
(Address of principal executive offices)		(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01 Entry into a Material Definitive Agreement

Item 9.01 Financial Statements and Exhibits

Signatures

Exhibits

Item 1.01 Entry into a Material Definitive Agreement

On April 22, 2011, Optical Cable Corporation (the “Company”) and Valley Bank (the “Bank”) entered into a Third Loan Modification Agreement (the “Agreement”) to the Credit Agreement dated May 30, 2008 entered into between the Company, Superior Modular Products Incorporated and Valley Bank.

The primary purpose of the Agreement was to (i) revise the interest rate of Term Loan A and Term Loan B and the applicable repayment installments and (ii) extend the maturity date of Term Loan A and Term Loan B. The fixed interest rate of the two term loans was lowered to 5.85% from 6.0%, and the maturity date of the loans was extended to April 2018 from June 2013.

The two loans are generally secured by the land and buildings at the Company’s headquarters and manufacturing facilities located in Roanoke, Virginia and its manufacturing and office facilities located near Asheville, North Carolina.

The Third Loan Modification Agreement with Valley Bank and the Press Release describing the Agreement are attached hereto as Exhibit 10.1 and Exhibit 99.1, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

10.1	Third Loan Modification Agreement dated April 22, 2011 (FILED HEREWITH)

99.1	Press Release dated April 26, 2011 (FILED HEREWITH)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: April 28, 2011